TIMKEN

Timken Reports Strong Second-Quarter 2018 Results;
Raises Full-Year Outlook

•	Reported sales of $906 million, up 21 percent from last year

•	Delivered earnings per diluted share of $1.16 on a GAAP basis, with record adjusted earnings per diluted share of $1.11

•	Raises 2018 outlook; now expects 2018 GAAP earnings per diluted share of $3.90 to $4.00 and adjusted earnings per diluted share of $4.10 to $4.20

NORTH CANTON, Ohio: July 31, 2018 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported second-quarter 2018 sales of $906.3 million, up approximately 21 percent from the same period a year ago. The increase was driven by continued strength across most end markets, as well as the benefit of acquisitions and currency.

In the second quarter, Timken posted net income of $91 million or $1.16 per diluted share, versus net income of $82.5 million or $1.04 per diluted share for the same period a year ago. In the quarter, the company benefitted from higher volume, favorable price/mix and manufacturing performance, and the impact of acquisitions, which were partially offset by higher material, logistics and selling, general and administrative (SG&A) costs. The year-ago period also included a large tax benefit.

Excluding special items (detailed in the attached tables), adjusted net income in the second quarter of 2018 was $87.2 million or a record $1.11 per diluted share, versus net income of $54 million or $0.68 per diluted share for the same period in 2017.

“We delivered an outstanding quarter and remain on track for an excellent year,” said Richard G. Kyle, Timken president and chief executive officer. “We are successfully growing our business organically, and the acquisitions we completed last year are performing at high levels. As a result, we posted significant revenue gains, expanded operating margins and reported record earnings per share. In addition, we further advanced our strategy, announcing plans to add Cone Drive and Rollon to our Timken portfolio of strong industrial brands.”

Cash from operations for the quarter was $102.1 million, and free cash flow was $80.3 million. The company ended the quarter with net debt of $899.8 million, or 36.7 percent of capital.

Among recent developments, the company:

•
Announced that it will acquire Cone Drive, a leader in precision drives, and Rollon, a leader in linear motion, further expanding the company’s portfolio and strengthening its presence in attractive markets around the world,

•	Increased the company’s quarterly dividend by 4 percent to 28 cents per share, and

•	Returned $49 million in capital to shareholders in the second quarter through the repurchase of 570,000 shares and the payment of its 384th consecutive quarterly dividend.

Second-Quarter 2018 Segment Results

Mobile Industries reported sales of $489.1 million, up 19.8 percent compared with the same period a year ago. Acquisitions added revenue of $30.7 million in the quarter, or 7.5 percent. Excluding acquisitions, revenue was up 12.2 percent, driven primarily by increased demand in the off-highway, rail and heavy truck sectors.

Earnings before interest and taxes (EBIT) in the quarter were $54.5 million or 11.1 percent of sales, compared with EBIT of $34.4 million or 8.4 percent of sales for the same period a year ago. The increase in EBIT reflects the impact of higher volume, favorable price/mix and manufacturing performance, and the benefit of acquisitions, partially offset by higher material and SG&A costs.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $54.9 million or 11.2 percent of sales, compared with $35.9 million or 8.8 percent of sales in the second quarter last year.

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TIMKEN

Process Industries sales of $417.2 million increased 21.9 percent from the same period a year ago, driven by broad strength across the distribution, original equipment and services sectors, as well as the impact of favorable pricing and currency.

EBIT for the quarter was $90.6 million or 21.7 percent of sales, compared with EBIT of $60.2 million or 17.6 percent of sales for the same period a year ago. The increase in EBIT was driven by higher volume and favorable price/mix, partially offset by higher material, logistics and SG&A costs.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $90.8 million or 21.8 percent of sales, compared with $60.2 million or 17.6 percent of sales in the second quarter last year.

2018 Outlook

“We continue to see strong growth in our markets and are successfully capturing new business,” said Kyle. “As we advance our strategy, we are expanding our industry-leading portfolio to serve existing and new customers in attractive end markets around the world. We are raising our outlook for the year, despite currency and trade headwinds, and we remain confident in the company’s future.”

The company now expects 2018 revenue to be up approximately 21 percent in total versus 2017. This includes expected organic growth of approximately 15 percent plus the benefit of acquisitions, including the recently announced Cone Drive and Rollon acquisitions. Within its segments, the company estimates for full-year 2018:

•	Mobile Industries sales to be up approximately 18 percent, driven primarily by organic growth in the off-highway, heavy truck and rail sectors, as well as the benefit of acquisitions.

•
Process Industries sales to be up approximately 25 percent, reflecting strong demand across the distribution, original equipment and services sectors, as well as the benefit of acquisitions and favorable currency.

Timken now anticipates 2018 earnings per diluted share of $3.90 to $4.00 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects 2018 adjusted earnings per diluted share to range from $4.10 to $4.20, which at the midpoint represents an increase of 58 percent from 2017.

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Tuesday, July 31, 2018
11 a.m. Eastern Time
Live Dial-In: 800-239-9838
or 323-794-2551
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 2Q Earnings Call

Conference Call Replay:    Replay Dial-In available through
August 14, 2018:
888-203-1112 or 719-457-0820
Replay Passcode: 7883233

Live Webcast:        http://investors.timken.com

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TIMKEN

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, automated lubrication systems, belts, chain, couplings and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Groeneveld®, Drives® and Lovejoy®. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2017. With more than 15,000 employees operating from 33 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2018; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; recent world events that have increased the risks posted by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments; the actual impact of the Tax Cuts and Jobs Act of 2017 on the full-year 2018 global effective tax rate; and retention of CDSOA distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2017, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net sales	$906.3	$750.6	$1,789.4	$1,454.4
Cost of products sold	638.9	549.5	1,257.1	1,071.1
Gross Profit	267.4	201.1	532.3	383.3
Selling, general & administrative expenses	141.8	123.9	290.4	241.5
Impairment and restructuring charges	0.3	0.8	0.5	2.5
Operating Income	125.3	76.4	241.4	139.3
Other income, net	7.0	5.3	9.3	3.3
Earnings Before Interest and Taxes (EBIT) (1)	132.3	81.7	250.7	142.6
Interest expense, net	(10.2)	(7.8)	(19.8)	(15.1)
Income Before Income Taxes	122.1	73.9	230.9	127.5
Provision (benefit) for income taxes	30.2	(8.1)	58.5	7.4
Net Income	91.9	82.0	172.4	120.1
Less: Net income (loss) attributable to noncontrolling interest	0.9	(0.5)	1.2	(0.6)
Net Income Attributable to The Timken Company	$91.0	$82.5	$171.2	$120.7
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.18	$1.06	$2.21	$1.55

Diluted Earnings per share	$1.16	$1.04	$2.17	$1.53

Average Shares Outstanding	77,360,159	77,931,576	77,544,365	77,814,438
Average Shares Outstanding - assuming dilution	78,496,298	79,029,397	78,751,951	78,944,429

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2018	2017	2018	2017

Mobile Industries
Net sales	$489.1	$408.4	$977.6	$791.4
Earnings before interest and taxes (EBIT) (1)	$54.5	$34.4	$105.6	$67.0
EBIT Margin (1)	11.1%	8.4%	10.8%	8.5%
Process Industries
Net sales	$417.2	$342.2	$811.8	$663.0
Earnings before interest and taxes (EBIT) (1)	$90.6	$60.2	$172.2	$104.3
EBIT Margin (1)	21.7%	17.6%	21.2%	15.7%
Corporate expense	$(15.2)	$(12.9)	$(29.5)	$(24.3)
Pension related charges (2)	2.4	—	2.4	(4.4)

Consolidated
Net sales	$906.3	$750.6	$1,789.4	$1,454.4
Earnings before interest and taxes (EBIT) (1)	$132.3	$81.7	$250.7	$142.6
EBIT Margin (1)	14.6%	10.9%	14.0%	9.8%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Pension related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	June 30, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and restricted cash	$146.6	$125.4
Accounts receivable, net	530.2	524.9
Contract assets	127.5	—
Inventories, net	777.4	738.9
Other current assets	118.1	110.9
Total Current Assets	1,699.8	1,500.1
Property, plant and equipment, net	834.5	864.2
Goodwill and other intangible assets	882.7	932.4
Non-current pension assets	26.0	19.7
Other assets	85.0	86.0
Total Assets	$3,528.0	$3,402.4
LIABILITIES
Accounts payable	$253.2	$265.2
Short-term debt, including current portion of long-term debt	165.0	108.1
Income taxes	15.1	9.8
Accrued expenses	277.9	288.6
Total Current Liabilities	711.2	671.7
Long-term debt	881.4	854.2
Accrued pension cost	165.7	167.3
Accrued postretirement benefits cost	122.2	122.6
Other non-current liabilities	95.2	111.7
Total Liabilities	1,975.7	1,927.5
EQUITY
The Timken Company shareholders' equity	1,521.8	1,442.7
Noncontrolling Interest	30.5	32.2
Total Equity	1,552.3	1,474.9
Total Liabilities and Equity	$3,528.0	$3,402.4

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2018	2017	2018	2017
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$91.0	$82.5	$171.2	$120.7
Net income (loss) attributable to noncontrolling interest	0.9	(0.5)	1.2	(0.6)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.0	33.9	70.8	66.8
Stock-based compensation expense	7.5	4.8	17.8	10.4
Pension and other postretirement expense	(0.4)	2.7	1.6	9.9
Pension and other postretirement benefit contributions	(2.7)	(6.1)	(8.8)	(12.2)
Changes in operating assets and liabilities:
Accounts receivable	(14.3)	4.3	(86.4)	(46.0)
Contract assets	(16.3)	—	(27.8)	—
Inventories	(26.1)	(31.6)	(79.9)	(38.1)
Accounts payable	(6.1)	1.9	(8.4)	50.5
Accrued expenses	36.3	30.4	(2.4)	2.0
Income taxes	(17.1)	(57.2)	(3.7)	(49.0)
Other, net	14.4	2.7	12.6	0.1
Net Cash Provided by Operating Activities	$102.1	$67.8	$57.8	$114.5

INVESTING ACTIVITIES
Capital expenditures	$(21.8)	$(20.6)	$(39.6)	$(39.9)
Acquisitions, net of cash received	—	(63.5)	—	(64.1)
Other, net	(0.2)	2.1	3.6	(4.9)
Net Cash Used in Investing Activities	$(22.0)	$(82.0)	$(36.0)	$(108.9)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.6)	$(21.1)	$(42.7)	$(41.4)
Purchase of treasury shares	(26.9)	(18.9)	(49.6)	(27.0)
Proceeds from exercise of stock options	2.2	9.1	10.6	25.7
Shares surrendered for taxes	(0.6)	(1.2)	(5.0)	(9.4)
Net proceeds from credit facilities	10.2	355.1	103.8	332.5
Net payments on long-term debt	(7.8)	(0.1)	(8.2)	(0.4)
Other, net	0.1	—	(1.0)	—
Net Cash Provided by (Used in) Financing Activities	$(44.4)	$322.9	$7.9	$280.0
Effect of exchange rate changes on cash	(9.4)	6.8	(8.5)	10.7
Increase in Cash, Cash Equivalents and Restricted Cash	$26.3	$315.5	$21.2	$296.3
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	120.3	132.4	125.4	151.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$146.6	$447.9	$146.6	$447.9

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2018	EPS	2017	EPS	2018	EPS	2017	EPS
Net Income Attributable to The Timken Company	$91.0	$1.16	$82.5	$1.04	$171.2	$2.17	$120.7	$1.53

Adjustments: (1)
Restructuring and reorganization charges (2)	$0.7		$3.3		$1.4		$7.9
Acquisition related charges (3)	0.2		2.4		0.2		2.5
Gain on sale of real estate (4)	—		(2.0)		—		(2.0)
Pension related charges (5)	(2.4)		—		(2.2)		4.4
Health care plan modification costs	—		(0.7)		—		(0.7)
Tax indemnification	—		(1.0)		0.3		(1.0)
Provision for income taxes (6)	(2.3)		(30.5)		(3.7)		(34.1)
Total Adjustments:	(3.8)	(0.05)	(28.5)	(0.36)	(4.0)	(0.05)	(23.0)	(0.29)
Adjusted Net Income to The Timken Company	$87.2	$1.11	$54.0	$0.68	$167.2	$2.12	$97.7	$1.24

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Acquisition related charges in 2018 relate to the ABC Bearings Limited ("ABC Bearings") acquisition. In 2017, acquisition charges relate to the Groeneveld Group ("Groeneveld"), Torsion Control Products, Inc. ("Torsion Control Products"), PT Tech, Inc. ("PT Tech") and EDT Corp. ("EDT") acquisitions, including one-time transaction costs and inventory step-up impact.

(4) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa during the second quarter of 2017. This amount was recorded in other income.

(5) Pension related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(6) Provision for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income, and EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2018	Percentage to Net Sales	2017	Percentage to Net Sales	2018	Percentage to Net Sales	2017	Percentage to Net Sales
Net Income	$91.9	10.1%	$82.0	10.9%	$172.4	9.6%	$120.1	8.3%

Provision (benefit) for income taxes	30.2	3.3%	(8.1)	(1.1)%	58.5	3.3%	7.4	0.5%
Interest expense	10.7	1.2%	8.5	1.1%	20.7	1.2%	16.4	1.1%
Interest income	(0.5)	—%	(0.7)	—%	(0.9)	(0.1)%	(1.3)	(0.1)%
Consolidated EBIT	$132.3	14.6%	$81.7	10.9%	$250.7	14.0%	$142.6	9.8%

Adjustments:
Restructuring and reorganization charges (1)	$0.7	0.1%	$3.3	0.4%	$1.4	0.1%	$7.9	0.5%
Health care plan modification costs	—	—%	(0.7)	(0.1)%	—	—%	(0.7)	—%
Acquisition related charges (2)	0.2	—%	2.4	0.3%	0.2	—%	2.5	0.2%
Gain on sale of real estate (3)	—	—%	(2.0)	(0.2)%	—	—%	(2.0)	(0.1)%
Pension related charges (4)	(2.4)	(0.3)%	—	—%	(2.2)	(0.1)%	4.4	0.3%
Tax indemnification	—	—%	(1.0)	(0.1)%	0.3	—%	(1.0)	(0.1)%
Total Adjustments	(1.5)	(0.2)%	2.0	0.3%	(0.3)	—%	11.1	0.8%
Adjusted EBIT	$130.8	14.4%	$83.7	11.2%	$250.4	14.0%	$153.7	10.6%

(1) Restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition related charges in 2018 relate to the ABC Bearings acquisition. In 2017, acquisition charges relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including one-time transaction costs and inventory step-up impact.

(3) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa during the second quarter of 2017. This amount was recorded in other income.

(4) Pension related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended June 30, 2018	Percentage to Net Sales	Three Months Ended June 30, 2017	Percentage to Net Sales	Six Months Ended June 30, 2018	Percentage to Net Sales	Six Months Ended June 30, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$54.5	11.1%	$34.4	8.4%	$105.6	10.8%	$67.0	8.5%
Restructuring and reorganization charges (1)	0.4	0.1%	3.2	0.8%	1.1	0.1%	7.2	0.9%
Gain on sale of real estate (2)	—	—%	(2.0)	(0.5)%	—	—%	(2.0)	(0.3)%
Health care plan modification costs (3)	—	—%	(0.4)	(0.1)%	—	—%	(0.4)	—%
Acquisition related charges (4)	—	—%	0.7	0.2%	—	—%	0.7	0.1%
Adjusted EBIT	$54.9	11.2%	$35.9	8.8%	$106.7	10.9%	$72.5	9.2%

Process Industries
(Dollars in millions)	Three Months Ended June 30, 2018	Percentage to Net Sales	Three Months Ended June 30, 2017	Percentage to Net Sales	Six Months Ended June 30, 2018	Percentage to Net Sales	Six Months Ended June 30, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$90.6	21.7%	$60.2	17.6%	$172.2	21.2%	$104.3	15.7%
Restructuring and reorganization charges (1)	0.2	0.1%	0.1	—%	0.2	—%	0.1	—%
Health care plan modification costs (3)	—	—%	(0.2)	—%	—	—%	(0.2)	—%
Acquisition related charges (4)	—	—%	0.1	—%	—	—%	0.2	—%
Adjusted EBIT	$90.8	21.8%	$60.2	17.6%	$172.4	21.2%	$104.4	15.7%

(1) Restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa during the second quarter of 2017. This amount was recorded in other income.

(3) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(4) Acquisition related charges in 2017 relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including one-time transaction costs and inventory step-up impact.

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Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			June 30, 2018	December 31, 2017
Short-term debt, including current portion of long-term debt			$165.0	$108.1
Long-term debt			881.4	854.2
Total Debt			$1,046.4	$962.3
Less: Cash, cash equivalents and restricted cash			(146.6)	(125.4)
Net Debt			$899.8	$836.9

Total Equity			$1,552.3	$1,474.9

Ratio of Total Debt to Capital			40.3%	39.5%
Ratio of Net Debt to Capital			36.7%	36.2%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$102.1	$67.8	$57.8	$114.5
Less: capital expenditures	(21.8)	(20.6)	(39.6)	(39.9)
Free cash flow	$80.3	$47.2	$18.2	$74.6

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Reconciliation of EBIT, EBIT, After Adjustments, and EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended June 30, 2018
Net Income	$254.6
Provision for income taxes	108.7
Interest expense	41.4
Interest income	(2.5)
Consolidated EBIT	$402.2
Adjustments:
Restructuring and reorganization charges (1)	$6.6
Acquisition related charges (2)	6.7
Gain on sale of real estate (3)	(1.6)
Pension related charges (4)	11.5
Tax indemnification	0.3
Total Adjustments	23.5
Adjusted EBIT	$425.7
Adjusted depreciation and amortization (5)	141.4
Adjusted EBITDA	$567.1

(1) Restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition related charges in 2018 relate to the ABC Bearings acquisition. In 2017, acquisition charges relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including one-time transaction costs and inventory step-up impact.

(3) The gain on the sale of real estate related to the sale of a manufacturing facility in Altavista, Virgina during the third quarter of 2017. This amount was recorded in other income.

(4) Pension related charges represent actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(5) Adjusted deprecation and amortization removes the impact of deprecation recognized in reorganization charges.

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Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2018 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$3.90	$4.00

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.20	0.20
Total Adjustments:	$0.20	$0.20
Forecasted full year adjusted diluted earnings per share	$4.10	$4.20

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amount will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2018 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$370.0
Less: capital expenditures		(120.0)
Free cash flow		$250.0

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